Exhibit 23.3











INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in this Registration Statement of CUC International, Inc. on Form S-4 of our report dated March 13, 1995, appearing in the Annual Report on Form 10-K of Advance Ross Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus of Advance Ross Corporation, which is part of this Registration Statement.


   /s/ Deloitte & Touche LLP
------------------------------

DELOITTE & TOUCHE LLP
Chicago, Illinois
December 6, 1995